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                                                                   Exhibit 10.26

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NETCENTIVES(TM)
Rewarding Relationships



                       PROMOTIONAL SPONSORSHIP AGREEMENT


This Promotional Sponsorship Agreement (the "Agreement") is made and entered into as of September 23, 1999 (the "Effective Date") by and between NETCENTIVES INC. ("NETCENTIVES") a Delaware corporation, and KBKIDS.COM ("KBKIDS.COM"), an Ohio limited liability company.

KBKIDS.COM and NETCENTIVES hereby agree that KBKIDS.COM shall be a Platinum sponsor of the 1999 ClickRewards Holiday Promotion.

1.   OVERVIEW OF PROMOTION.

NETCENTIVES has developed a holiday promotion (the "Holiday Promotion") which gives consumers the opportunity to earn bonus ClickMiles funded by NETCENTIVES, designed to drive sales and repeat transactions to the KBKIDS.COM web site and other participating ClickRewards Merchants' web sites.

2.   TERM.

This Agreement shall take effect on the Effective Date and shall terminate on January 15, 2000.

3.   KBKIDS.COM DELIVERABLES.

KBKIDS.COM will provide:

     (a) Premier promotional placement for the Holiday Promotion on the KBKIDS.COM home page with a graphic incorporating the ClickRewards logo.

     (b) As payment for the holiday promotion sponsorship, KBKIDS.COM will pay NETCENTIVES an amount of Two-hundred and Twenty-five Thousand Dollars (US$225,000.00). NETCENTIVES shall invoice KBKIDS.COM for all amounts due under this Agreement. Payments will be made within 30 days of receipt of each invoice.

     (c) A minimum of 25 high-value prizes (minimum retail value, $100.00 each) to use as sweepstakes prizes.

     (d) Email to the KBKids.com member base announcing the Double Miles promotion.

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4.   NETCENTIVES DELIVERABLES.

     (a) NETCENTIVES will feature KBKIDS.COM as the "Merchant of the Week" the week of 11/22/99 until 11/29/99. KBKIDS.COM will be the exclusive "Toy Merchant of the Week" for the duration of the entire 7-week promotion.

     (b) NETCENTIVES will provide Double ClickMiles on qualified purchases made on KBKIDS.COM when consumers make qualified purchases on a total of two or more featured merchant partner sites between 11/1/99 and 12/31/99.

     (c) NETCENTIVES will provide Five-Hundred Thousand (500,000) ClickMiles to KBKIDS.COM for usage during this promotion (11/1/99 - 12/19/99) in a traffic building sweeps.

     (d) NETCENTIVES will administer a series of "Shopping Spree" sweepstakes for the duration of the promotion, from 11/1/99 until 12/19/99.

     (e) NETCENTIVES will include KBKIDS.COM in a minimum of two (2) monthly newsletters mailed to the entire base of ClickRewards members (excluding members who have chosen not to receive email from ClickRewards) with KBKIDS.COM's review and approval of the text, prior to sending.

     (f) NETCENTIVES will provide KBKIDS.COM with an exclusive email to the ClickRewards member base during the featured week, for a total of 600M delivered messages.

     (g) NETCENTIVES will include KBKIDS.COM logo and copy on a minimum of 400M electronic receipts mailed to ClickRewards members, November - December.

     (h) As a participating sponsor, KBKIDS.COM will be included in NETCENTIVES scheduled brand advertising for the period as follows:

          1) Radio Advertising: Weekly radio advertisements, beginning 11/8/99 and running through 12/12/99, will provide KBKIDS.COM with Brand and copy mentions

               - KBKIDS.COM will be mentioned in a minimum of 16% of the radio schedule, for an estimated total of 17MM Adult 25-49 impressions

               - The radio buy has been purchased in a minimum of 2 major radio markets and may be expanded to 5 major radio markets, accounting for 16% of U.S. TV HH

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          2)   Newspaper Advertising: NETCENTIVES will integrate KBKIDS.COM into a minimum of two national newspaper ads during the promotion, delivering an estimated 11MM impressions.

          3) Frequent Flyer Statement Coupon: NETCENTIVES will provide KBKIDS.COM brand copy inclusion in one (1) frequent flyer statement coupon mailed to 4.1MM American AAdvantage program members.

          4) Online Advertising: NETCENTIVES will develop co-branded banners featuring KBKIDS.COM to run in an online advertising campaign across targeted websites, 11/1/99 - 12/19/99. KBKIDS.COM will receive a minimum of 1MM advertising impressions.

          5) ClickRewards Website Presence: NETCENTIVES will feature KBKIDS.COM on the ClickRewards.com Home Page and Featured Offers category pages during the featured week, 11/22 - 11/29/99, and in the Toy category page premiere graphic position, 11/2 - 12/20/99. In addition, NETCENTIVES will rotate a KBKIDS.COM banner in the ClickRewards.com Home Page special offers position for the remaining 6 weeks of the Holiday promotion.

          6) NETCENTIVES will develop and produce the creative elements for inclusion on the promotion advertising schedule and for KBKIDS.COM's presence on the ClickRewards.com website, with KBKIDS.COM's review and approval.

     (i) NETCENTIVES will provide account management and back end support for KBKIDS.COM to support the implementation of "KBKIDS.COM only" merchant mileage offers.

5.   INDEMNIFICATION.

Each party shall indemnify, defend and hold the other party harmless from and against all claims, actions, suits or other proceedings, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to (i) any actual or alleged violation or inaccuracy of any representation or warranty of the other party contained in this agreement, (ii) any ad or omission or willful misconduct of the indemnifying party or its directors, officers, employees, agents or assigns in connection with the entry into or performance of this Agreement, and
(iii) any actual or alleged infringement of any trademark, copyright, trade name or other proprietary ownership interest resulting from operation of the websites provided by the indemnifying party as contemplated by this Agreement.

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6.   GOVERNING LAW AND NOTICES.

The laws of the State of California, USA, shall govern this Agreement. The prevailing party in any dispute concerning the subject matter hereof shall be entitled to recover its reasonable attorneys' fees and costs. The parties agree that this Agreement is deemed to have been made in the State of California, USA. No joint venture, partnership, employment, or agency relationship exists between NETCENTIVES and KBKIDS.COM. Neither party shall be deemed to have waived or modified any of the terms and conditions of this Agreement except in writing signed by its duly authorized representative. Neither party may assign its rights hereunder to any third party unless the other expressly consents to such assignment in writing. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remaining provisions shall remain valid and enforceable, and the unenforceable provisions shall be deemed modified to the extent necessary to make them enforceable. Either party may send electronic mail to the either party for any notices or notifications. All notices to KBKIDS.COM relating to any legal claims or matters must be made in writing to KBKIDS.COM, 475 17th St, Denver, CO 80202. All notices to NETCENTIVES shall be made in writing to NETCENTIVES Inc., 690 Fifth Street, San Francisco, CA 94107, attn: Chief Financial Officer.


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AGREED AND ACCEPTED:

NETCENTIVES INC.
690 Fifth Street
San Francisco, CA 94107
Fax: (415) 538-1889


/s/ J. F. Longinotti
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Signature


J. F. Longinotti
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Print Name


EVP, Operations & CFO
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Title




KBKIDS.COM LLC
475 17th St
Denver, CO 80202
Fax:303-382-1185


/s/ Doug Smooke
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Signature


Doug Smooke
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Print Name


Manager of Marketing Services
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Title